UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On June 14, 2021, Adtalem Global Education Inc. (“Adtalem”) issued a press release announcing that Mr. Douglas G. Beck has been appointed Senior Vice President, General Counsel and Corporate Secretary effective June 14, 2021.  Mr. Beck will serve on Adtalem’s executive leadership team reporting to Adtalem’s President and Chief Executive Officer, Lisa W. Wardell.  Mr. Beck was most recently Executive Vice President, General Counsel and Secretary of Hub Group, where he served in several leadership roles in the legal organization over a ten-year period.

The press release issued by Adtalem on June 14, 2021 announcing Mr. Beck’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

99.1     Adtalem Global Education Inc. Press Release dated June 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Stephen W. Beard
Stephen W. Beard
Chief Operating Officer

Date: June 14, 2021